Exhibit 99.1

Pivotal Reports First Quarter Fiscal Year 2019 Financial Results

•                  Subscription revenue grew 69% year over year; Total revenue grew 28% year over year

•                  Subscription customers increased to 339; 20% growth year over year

•                  Dollar-based net expansion rate of 156%

SAN FRANCISCO — June 12, 2018 — Pivotal Software, Inc. (NYSE: PVTL), a leading cloud-native platform provider, today announced financial results for the fiscal 2019 first quarter ended May 4, 2018.

“The first quarter was a strong start to our fiscal year 2019 as we continued to deliver robust growth at scale,” said Rob Mee, CEO of Pivotal Software. “We generated subscription revenue growth of 69% and 28% total revenue growth driven by existing customers expanding their usage of our platform and continued growth in our customer base. Our unique advantage is the combination of our software platform, Pivotal Cloud Foundry®, and our differentiated strategic services offering, Pivotal Labs. Together our platform and strategic services enable enterprises to modernize their development practices and securely operate their most important applications across multi-cloud environments.”

First Quarter Fiscal Year 2019 Financial Results

Revenue: Subscription revenue was $90.1 million, an increase of 69% year over year. Total revenue was $155.7 million, an increase of 28% year over year.

Operating Loss: GAAP operating loss was $33.5 million, or 22% of total revenue, compared to a loss of $48.4 million in Q1 of last year. Non-GAAP operating loss was $21.0 million, or 14% of total revenue, compared to a loss of $39.5 million year over year.

Net Loss: GAAP net loss was $32.5 million, compared to a loss of $51.5 million year over year. GAAP net loss per share was $0.31, compared to a loss of $0.76 in Q1 of last year. Non-GAAP net loss was $23.3 million, compared to a loss of $42.7 million year over year. Non-GAAP net loss per share was $0.10, compared to a loss of $0.20 in Q1 of last year.

Cash Flow: Operating cash flow for the quarter was $4.5 million compared to a negative operating cash flow of $4.4 million in Q1 of last year.

Cash and cash equivalents were $645.5 million as of May 4, 2018.

Recent Business Highlights

•                  Pivotal added 20 net new subscription customers from Q4 of fiscal 2018 for a total of 339 subscription customers in Q1

•                  Dollar-based net expansion rate was 156%

•                  Released Pivotal Cloud Foundry PAS version 2.1 which is designed to deliver a world class experience for .NET developers, support for Windows Server 2016, and Windows native containerization technology

•                  Launched Pivotal Container Service (PKS) version 1.0, a joint collaboration among Pivotal, VMware, and Google engineered to deliver secure enterprise-grade Kubernetes

Financial Outlook

For the second quarter of fiscal 2019, Pivotal currently expects:

•                  Subscription revenue of $92 to $93 million

•                  Total revenue of $157 to $159 million

•                  Non-GAAP loss from operations of $23 to $22 million

•                  Non-GAAP net loss per share of 10¢ to 9¢, assuming weighted average shares outstanding of approximately 249 million

For the full fiscal year 2019, Pivotal currently expects:

•                  Subscription revenue of $380 to $384 million

•                  Total revenue of $642 to $649 million

•                  Non-GAAP loss from operations of $96 to $91 million

•                  Non-GAAP net loss per share of 39¢ to 37¢, assuming weighted average shares outstanding of approximately 244 million

Pivotal has not reconciled these forward-looking non-GAAP measures to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

Pivotal will host a conference call at 2:00pm PDT on June 12, 2018. A live audio webcast of the conference call will be accessible on Pivotal’s investor relations web page at https://pivotal.io/investors. A replay of the webcast will be available following the conference call.

About Pivotal

Pivotal brings together its cloud-native platform, developer tools, and unique methodology to help the world’s largest companies transform the way they build software and run their most strategic applications. Pivotal’s products are used by Global 2000 companies and developers to make software development and IT operations a strategic advantage. Learn more at pivotal.io.

Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Key Metric Definitions

Subscription Customers: Pivotal defines the number of subscription customers as the organizations that have a subscription contract for Pivotal’s software resulting in at least $50,000 of annual revenue in that period.

Dollar-Based Net Expansion Rate: Pivotal’s dollar-based net expansion rate compares its subscription revenue from a common group of customers across comparable periods. Pivotal calculates its dollar-based net expansion rate for all periods on a trailing four-quarter basis.

Forward-Looking Statements

This press release contains statements relating to Pivotal’s expectations, projections, beliefs, and prospects, including statements regarding Pivotal’s financial outlook, which are “forward-looking statements” within the meaning of the federal securities laws and by their nature are uncertain. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to: (i) Pivotal’s limited operating history as an independent company, which makes it difficult to evaluate Pivotal’s prospects; (ii) the substantial losses Pivotal has incurred and the risks of not being able to generate sufficient revenue to achieve and sustain profitability; (iii) Pivotal’s future success depending in large part on the growth of Pivotal’s target markets; (iv) Pivotal’s future growth depending largely on Pivotal Cloud Foundry and Pivotal’s platform-related services; (v) Pivotal’s subscription revenue growth rate not being indicative of Pivotal’s future performance or ability to grow; (vi) Pivotal’s business and prospects being harmed if customers do not renew their subscriptions or expand their use of Pivotal’s platform; (vii) any failure by Pivotal to compete effectively; (viii) Pivotal’s long and unpredictable sales cycles that vary seasonally and which can cause significant variation in the number and size of transactions that can close in a particular quarter; (ix) Pivotal’s lack of control of and inability to predict the future course of open-source technologies, including those used in Pivotal Cloud Foundry; and (x) any security or privacy breaches. All information set forth in this release is current as of the date of this release. These forward-looking statements are based on current expectations and are subject to uncertainties, risks, assumptions, and changes in condition, significance, value and effect as well as other risks disclosed previously and from time to time in documents filed by us with the U.S. Securities and Exchange Commission (SEC), including Pivotal’s prospectus dated April 19, 2018, and filed pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended. Additional information will be made available in Pivotal’s quarterly report on Form 10-Q and other future reports that Pivotal may file with the SEC, which could cause actual results to vary from expectations. Pivotal disclaims any obligation to, and does not currently intend to, update any such forward-looking statements, whether written or oral, that may be made from time to time except as required by law.

Pivotal Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts); (unaudited)

	Three Months Ended
	May 4,	May 5,
	2018	2017
Revenue:
Subscription	$90,121	$53,423
Services	65,614	67,787
Total revenue	155,735	121,210
Cost of revenue:
Subscription	8,129	7,498
Services	51,162	51,535
Total cost of revenue	59,291	59,033
Gross profit	96,444	62,177
Operating expenses:
Sales and marketing	69,138	52,157
Research and development	44,428	40,018
General and administrative	16,408	18,413
Total operating expenses	129,974	110,588
Loss from operations	(33,530)	(48,411)
Other income, net	309	721
Loss before provision for (benefit from) income taxes	(33,221)	(47,690)
Provision for (benefit from) income taxes	(664)	3,654
Net loss	(32,557)	(51,344)
Less: Net loss (income) attributable to non-controlling interest	42	(202)
Net loss attributable to Pivotal	$(32,515)	$(51,546)
Net loss per share attributable to common stockholders, basic and diluted	$(0.31)	$(0.76)
Weighted average shares outstanding used in computing net loss per share attributable to common stockholders, basic and diluted	105,569	67,953

Pivotal Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands); (unaudited)

	May 4,	February 2,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$645,466	$73,012
Accounts receivable, less allowance for doubtful accounts of $3,056 and $3,264 as of May 4, 2018 and February 2, 2018, respectively	180,477	210,677
Due from Parent	10,825	31,096
Deferred sales commissions, current	38,080	38,937
Other assets, current	11,787	13,012
Total current assets	886,635	366,734
Property, plant and equipment, net	30,547	31,985
Intangible assets, net	24,930	26,651
Goodwill	696,226	696,226
Deferred income taxes	887	463
Deferred sales commissions, noncurrent	24,550	24,890
Other assets, noncurrent	4,852	6,448
Total assets	$1,668,627	$1,153,397
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$12,565	$17,214
Due to Parent	14,689	15,451
Accrued expenses	43,980	64,251
Income taxes payable	985	1,748
Deferred revenue, current	260,999	260,341
Other liabilities, current	1,236	1,109
Total current liabilities	334,454	360,114
Deferred revenue, noncurrent	76,972	57,126
Deferred income taxes	395	427
Debt, noncurrent	—	20,000
Other liabilities, noncurrent	8,235	7,931
Total liabilities	420,056	445,598
Redeemable convertible preferred stock	—	1,248,327
Stockholders’ equity (deficit):
Class A common stock	815	43
Class B common stock	1,755	650
Additional paid-in capital	2,414,731	595,113
Accumulated deficit	(1,175,115)	(1,142,600)
Accumulated other comprehensive income	5,715	5,554
Total Pivotal stockholders’ equity (deficit)	1,247,901	(541,240)
Non-controlling interest	670	712
Total stockholders’ equity (deficit)	1,248,571	(540,528)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$1,668,627	$1,153,397

Pivotal Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands); (unaudited)

	Three Months Ended
	May 4,	May 5,
	2018	2017
Cash flows from operating activities:
Net loss	$(32,557)	$(51,344)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,755	5,323
Stock-based compensation expense	10,761	6,007
Provision for doubtful accounts	231	—
Deferred income taxes	(469)	331
Gain on sale of investment	(3,234)	—
Other	12	(375)
Changes in assets and liabilities:
Accounts receivable	29,886	42,126
Due from Parent	(229)	—
Deferred sales commissions	1,197	2,572
Other assets	1,463	(509)
Accounts payable	(4,531)	1,584
Due to Parent	(1,055)	(6,166)
Deferred revenue	20,664	(13,012)
Accrued expenses	(21,905)	5,641
Other liabilities	(538)	3,373
Net cash provided by (used in) operating activities	4,451	(4,449)
Cash flows from investing activities:
Additions to property, plant and equipment	(1,879)	(5,422)
Proceeds from sale of investment	3,234	—
Net cash provided by (used in) investing activities	1,355	(5,422)
Cash flows from financing activities:
Proceeds from the initial public offering, net of issuance costs paid	547,254	—
Proceeds from the issuance of common stock	6,610	1,790
Contribution from DellEMC	31,977	—
Borrowings on credit facility	15,000	—
Repayments on credit facility	(35,000)	—
Net cash provided by financing activities	565,841	1,790
Effect of exchange rate changes on cash and cash equivalents	807	(314)
Net increase (decrease) in cash and cash equivalents	572,454	(8,395)
Cash and cash equivalents at beginning of period	73,012	133,873
Cash and cash equivalents at end of period	$645,466	$125,478

Pivotal Software, Inc.

GAAP to Non-GAAP Reconciliation

(in thousands, except percentages and per share amounts); (unaudited)

	Three Months Ended May 4, 2018
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$8,129	$(227)	$(432)	$—	$7,470
Subscription gross margin	91%	0%	1%	—%	92%
Cost of services revenue	51,162	(2,289)	—	—	48,873
Services gross margin	22%	4%	—%	—%	26%
Gross profit	96,444	2,516	432	—	99,392
Gross margin	62%	2%	0%	—%	64%
Sales and marketing	69,138	(3,571)	(906)	—	64,661
Research and development	44,428	(2,864)	—	—	41,564
General and administrative	16,408	(1,810)	(383)	—	14,215
Total operating expenses	129,974	(8,245)	(1,289)	—	120,440
Loss from operations	(33,530)	10,761	1,721	—	(21,048)
Operating margin	(22)%	7%	1%	—%	(14)%
Other income (expense), net	309	—	—	(3,234)	(2,925)
Net loss attributable to Pivotal	$(32,515)	$10,761	$1,721	$(3,234)	$(23,267)
Net loss per share, basic and diluted (1)	$(0.31)				$(0.10)

(1) GAAP net loss per common share calculated based upon 105,569 basic and diluted weighted average shares outstanding of common stock. Non-GAAP net loss per common share calculated based upon 224,197 basic and diluted weighted average shares outstanding of common stock

	Three Months Ended May 5, 2017
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$7,498	$(93)	$(1,300)	$—	$6,105
Subscription gross margin	86%	0%	3%	—%	89%
Cost of services revenue	51,535	(1,319)	—	—	50,216
Services gross margin	24%	2%	—%	—%	26%
Gross profit	62,177	1,412	1,300	—	64,889
Gross margin	51%	2%	1%	—%	54%
Sales and marketing	52,157	(1,655)	(1,237)	—	49,265
Research and development	40,018	(1,712)	—	—	38,306
General and administrative	18,413	(1,228)	(351)	—	16,834
Total operating expenses	110,588	(4,595)	(1,588)	—	104,405
Loss from operations	(48,411)	6,007	2,888	—	(39,516)
Operating margin	(40)%	5%	2%	—%	(33)%
Other income (expense), net	721	—	—	—	721
Net loss attributable to Pivotal	$(51,546)	$6,007	$2,888	$—	$(42,651)
Net loss per share, basic and diluted (1)	$(0.76)				$(0.20)

(1) GAAP net loss per common share calculated based upon 67,953 basic and diluted weighted average shares outstanding of common stock. Non-GAAP net loss per common share calculated based upon 215,832 basic and diluted weighted average shares outstanding of common stock

Pivotal Software, Inc.

GAAP to Non-GAAP Weighted Average Shares Outstanding Reconciliation

(in thousands); (unaudited)

	Three Months Ended
	May 4, 2018	May 5, 2017
GAAP weighted average shares outstanding, basic and diluted	105,569	67,953
Assumed preferred stock conversion	118,628	147,879
Non-GAAP weighted average shares outstanding, basic and diluted	224,197	215,832

About Non-GAAP Financial Measures

To supplement Pivotal’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Pivotal provides investors with certain non-GAAP financial measures, including: non-GAAP cost of subscription, non-GAAP cost of services, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and non-GAAP weighted average shares outstanding. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of intangible assets and gain on sale of investment. For more information on the comparable GAAP to non-GAAP financial measures, please see the reconciliation table included with this release.

Management believes non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. Management also believes that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Pivotal to other companies some of which use similar non-GAAP financial measures to supplement their GAAP results. Management believes non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies.

Pivotal excludes stock-based compensation because it is non-cash in nature and excludes it in order to facilitate comparisons to other companies’ results. Pivotal excludes amortization of intangible assets because it is consistent with how management evaluates operating results and prepares financial plans and forecasts. While the purchase accounting for an acquisition reflects the accounting value assigned to intangible assets, management believes the GAAP impact of acquired intangible assets is not representative of long term operating results. Pivotal excludes gains/losses on sales of strategic investments because management believes these are more reflective of discrete events and less reflective of results in a particular period.

Source: Pivotal Investor Relations

Pivotal Software

Investor Contact:

Helyn Corcos

hcorcos@pivotal.io

or

Media Contact:

press@pivotal.io

©2018 Pivotal Software, Inc. All rights reserved. Pivotal is a trademark and/or registered trademark of Pivotal Software, Inc. in the United States and/or other countries.